Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

FIRST PERSON LTD.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, no par value (1)	457	(a)	1,268,965(2)	$7.75(3)	$9,834,479	$0.00011020	$1,083.76
	Total Offering Amounts								$1,083.76
	Total Fees Previously Paid								$3,128.63
	Total Fee Offsets								$-
	Net Fee Due								$0

(1)	In addition to the Common Shares set forth in this table, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers such indeterminate number of Common Shares as may become issuable after the date hereof as a result of stock splits, stock dividends, stock distributions, or similar transactions.

(2)	Includes 165,517 Common Shares the underwriters have the option to purchase to cover over-allotments, if any.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.